                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions, "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated May 23, 1997 with respect to the financial statements and schedule, included in the Registration Statement (Form S-1 No. 333-3994) and related Prospectus of Keystone Automotive Industries, Inc. for the registration of 4,370,000 shares of its common stock.

                                          /s/ ERNST & YOUNG LLP

Los Angeles, California

June 25, 1997